                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           SS & C TECHNOLOGIES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            SS&C TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1998

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of SS&C Technologies, Inc., a Delaware corporation (the "Company"), will be held on April 30, 1998 at 10:00 a.m. at the Wampanoag Country Club, 60 Wampanoag Drive, West Hartford, Connecticut (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect two Class II Directors for the ensuing three years;

    2. To approve the Company's 1998 Stock Incentive Plan;

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year; and

    4. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, Corporate Place, 705 Bloomfield Avenue, Bloomfield, Connecticut 06002 and will be available at the Meeting.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ William C. Stone

                                          William C. Stone, Secretary
April 7, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            SS&C TECHNOLOGIES, INC.
                                CORPORATE PLACE
                             705 BLOOMFIELD AVENUE
                         BLOOMFIELD, CONNECTICUT 06002

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 30, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SS&C Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on April 30, 1998 at 10:00 a.m. at the Wampanoag Country Club,
60 Wampanoag Drive, West Hartford, Connecticut and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

  On March 23, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 14,446,763 shares of common stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT APRIL 7, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF MICHAEL M. VEHLIES, CONTROLLER, SS&C TECHNOLOGIES, INC., CORPORATE PLACE, 705 BLOOMFIELD AVENUE, BLOOMFIELD, CONNECTICUT 06002. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of January 31, 1998, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1997, as well as one additional person who would have been included among the four most highly compensated executive officers if he were serving as such on December 31, 1997 (the "Named Executive Officers"), and (iv) all executive officers, directors and nominees for director of the Company as a group.

                                                       AMOUNT AND NATURE
                                                               OF
                                                    BENEFICIAL OWNERSHIP(1)
                                                    ---------------------------
                 NAME AND ADDRESS                    NUMBER OF      PERCENT OF
               OF BENEFICIAL OWNER                    SHARES         CLASS(%)
               -------------------                  -------------- ------------
5% STOCKHOLDERS
William C. Stone(2)...............................       4,514,680         32.7
 c/o SS&C Technologies, Inc.
 695 Bloomfield Avenue
 Bloomfield, CT 06002
William E. Ford(3)(4).............................       2,813,057         20.4
 c/o General Atlantic Service Corporation
 Three Pickwick Plaza
 Greenwich, CT 06830
Stephen P. Reynolds(3)............................       2,802,640         20.3
 c/o General Atlantic Service Corporation
 Three Pickwick Plaza
 Greenwich, CT 06830
General Atlantic Partners, LLC(3).................       2,802,640         20.3
 c/o General Atlantic Service Corporation
 Three Pickwick Plaza
 Greenwich, CT 06830
General American Life Insurance Company(5)........         897,430          6.5
 700 Market Street
 St. Louis, MO 63101
Robert C. Shepro(6)...............................         846,150          6.1
 c/o Shepro Braun Systems, Inc.
 30 West Monroe
 Suite 300
 Chicago, IL 60603
OTHER DIRECTORS AND NOMINEES
Peter L. Bloom(3)(7)..............................          12,083            *
David W. Clark, Jr.(8)............................          60,000            *
Joseph H. Fisher..................................          25,000            *
Jonathan M. Schofield.............................           2,500            *
David M. Stoner...................................          25,000            *
William W. Wyman(9)...............................          17,323            *
OTHER NAMED EXECUTIVE OFFICERS
Marc W. Zimmerman(10).............................          27,373            *
Steven M. Helmbrecht(11)..........................          33,958            *
David A. Varsano(12)..............................          60,829            *
Shane A. Chalke(13)...............................         203,321            *
All executive officers, directors and nominees for
 director, as a group (15 Persons)(14)............       7,836,962         55.6

--------
  *Less than 1%
 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) The information reported is based on a Schedule 13G/A, dated January 31, 1998, filed with the Securities and Exchange Commission by Mr. Stone.
 (3) Consists of 2,569,300 shares held by General Atlantic Partners 15, L.P. ("GAP 15") and 233,340 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 15 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are the general partners of GAP Coinvestment. Mr. Ford, a current Class III director of the Company who intends to resign from the Board of Directors prior to the Meeting, and Mr. Reynolds, a nominee for election as a Class II director at the Meeting, are each managing members of General Atlantic Partners, LLC. Mr. Bloom, a current Class II director of the Company who is not standing for re-election, is a member of General Atlantic Partners, LLC. Messrs. Ford, Reynolds and Bloom disclaim beneficial ownership of shares owned by GAP 15 and GAP Coinvestment, except to the extent of their pecuniary interests therein. The information reported is based on information provided to the Company by GAP 15 and GAP Coinvestment.
 (4) Includes 10,417 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.
 (5) Consists of 199,160 shares of Common Stock held by Conning Insurance Capital Limited Partnership II; 389,090 shares of Common Stock held by Conning Insurance Capital Limited Partnership III; 224,590 shares of Common Stock held by Conning Insurance Capital International Partners II; and 84,590 shares of Common Stock held by Conning Insurance Capital International Partners III, L.P. Conning Insurance Capital Limited Partnership II, Conning Insurance Capital Limited Partnership III, Conning Insurance Capital International Partners II, and Conning Insurance Capital International Partners III, L.P. are collectively referred to as the "Conning Funds." Conning & Company is the direct or indirect general partner of each of the Conning Funds and, as such, has voting and dispositive control with respect to the securities held by each of the Conning Funds. Conning and Company is an indirect subsidiary of General American Life Insurance Company, a Missouri corporation ("GALIC"). GALIC disclaims beneficial ownership of the shares of Common Stock held by the Conning Funds except to the extent of its proportionate pecuniary interests therein. The information reported is based on a
     Schedule 13G/A, dated February 10, 1998, filed with the Securities and Exchange Commission by GALIC, the Conning Funds and other GALIC affiliates.
 (6) Includes 144,230 shares held by Mr. Shepro's spouse. Mr. Shepro disclaims beneficial ownership of such shares held by his spouse. The information reported is based on a Schedule 13D, dated January 9, 1998, filed with the Securities and Exchange Commission by Mr. Shepro.
 (7) Consists of 12,083 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.

 (8) Consists of 60,000 shares held by the Clark Limited Family Partnership, of which Mr. Clark is a general partner. Mr. Clark disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests therein.
 (9) Includes 14,323 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.
(10) Includes 25,771 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.
(11) Includes 14,958 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.
(12) Includes 54,250 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.
(13) Includes 127,500 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.
(14) Includes an aggregate of 295,552 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1998.

VOTES REQUIRED

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the Company's 1998 Stock Incentive Plan and to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  The Company has a classified Board of Directors currently consisting of three Class I directors, two Class II directors and three Class III directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2000, 1998 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class II directors, Joseph H. Fisher and Stephen P. Reynolds, the two director nominees named below, unless the proxy is marked otherwise. Mr. Fisher is currently a Class II director of the Company. Peter L. Bloom, a current Class II director of the Company, is not standing for re-election to the Board of Directors. Shane A. Chalke, formerly a Class II director of the Company, resigned on October 1, 1997, and the Company has reduced the number of Class II directors from three to two.

  Each Class II director will be elected to hold office until the 2001 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  William E. Ford, currently a Class III director of the Company, intends to resign from the Board of Directors prior to the Meeting. The Board of Directors intends to fill the vacancy created by Mr. Ford's resignation by electing David L. Blankenship, President of AEGON USA Realty Advisors, Inc. ("AEGON"), as a Class III director as soon as practicable after the Meeting. On March 20, 1998, the Company purchased substantially all of the assets of Quantra Corporation, a subsidiary of AEGON.

  For each member of the Board of Directors, including those who are nominees for election as Class II Directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company.

 Nominees for Terms Expiring in 2001 (Class II Directors)

  JOSEPH H. FISHER, age 54, has served on the Board of Directors of the Company since January 1992. Mr. Fisher was formerly employed by KPMG Peat Marwick LLP and served as the Managing Partner of the Hartford, Connecticut office from 1983 to 1991. Since his retirement in 1991, Mr. Fisher served as interim Chief Financial Officer of Big Y Foods Inc., a supermarket chain, from May 1992 to September 1992 and as the Special Assistant to the President for Financial and Administrative Affairs at the University of Hartford from October 1992 to November 1993. During 1994 and 1995, he served as an independent consultant to the University of Hartford.

  STEPHEN P. REYNOLDS, age 46, is a nominee for election to the Board of Directors of the Company. Mr. Reynolds is a managing member of General Atlantic Partners, LLC and has been with General Atlantic Partners, LLC or its predecessors since April 1980. Mr. Reynolds is also a director of Computer Learning Centers, Inc., Brigham Exploration Company, Inc. and Solo Serve Corporation.

 Directors Whose Terms Expire in 1999 (Class III Directors)

  DAVID W. CLARK, JR., age 60, has served on the Board of Directors of the Company since November 1992. He is currently the Managing Director of Pryor & Clark Company, a corporation involved in private investments and venture capital, where he has served since 1991. Mr. Clark has previously served as President, Chief Operating Officer and Treasurer of Corcap, Inc., an elastomer and molded rubber manufacturer, President and Chief Executive Officer of CompuDyne Corporation, a defense services contractor, and President and Chief Operating Officer of Lydall, Inc., a diversified manufacturer of industrial products. He also serves as a member of the Boards of Directors of Acme United Corporation, Checkpoint Systems Inc. and CompuDyne Corporation.

  WILLIAM E. FORD, age 36, has served on the Board of Directors of the Company since September 1994. Mr. Ford is a managing member of General Atlantic Partners, LLC and has been with General Atlantic Partners, LLC since July 1991. From August 1987 to July 1991, Mr. Ford was an associate with Morgan Stanley & Co. Incorporated in the mergers and acquisitions department. Mr. Ford is also a director of Envoy Corporation, E*Trade Group, Inc., GT Interactive Software Corp., LHS Group Inc. and MAPICS, Inc. Mr. Ford intends to resign from the Board of Directors prior to the Meeting.

  WILLIAM C. STONE, age 42, founded the Company in 1986 and has served as Chairman of the Board of Directors and Chief Executive Officer since the Company's inception. He also served as the Company's President from inception through April 1997. Prior to founding the Company, he directed the financial services consulting practice of KPMG Peat Marwick LLP in Hartford, Connecticut and was Vice President of Administration and Special Investment services at Advest, Inc.

 Directors Whose Terms Expire in 2000 (Class I Directors)

  JONATHAN M. SCHOFIELD, age 57, has served on the Board of Directors of the Company since April 1997. Mr. Schofield is the Chairman and Chief Executive Officer of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From 1989 to 1992, he served as President of United Technologies International, a wholly owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products.

  DAVID M. STONER, age 56, joined the Company in April 1997 as President and Chief Operating Officer and has served on the Board of Directors of the Company since April 1997. From August 1996 to February 1997, he served as President and Chief Operating Officer at The Dodge Group, Inc., a software company providing PC-based general ledger systems. From December 1987 to July 1996, Mr. Stoner served as Executive Vice President of Worldwide Operations of Marcam Corporation, a provider of enterprise applications and services.

  WILLIAM W. WYMAN, age 60, has served on the Board of Directors of the Company since February 1996. From 1984 to 1995, he served as Managing Partner of Oliver, Wyman & Company, a consulting firm he founded which specializes in management consulting to financial institutions in North America and Europe. From 1965 to 1984, Mr. Wyman was employed at Booz, Allen & Hamilton, an international management consulting firm.

  For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

  The Board of Directors of the Company met five times (including by telephone conference) during 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers the Company's 1994 Stock Option Plan and 1996 Employee Stock Purchase Plan. The Compensation Committee held one meeting during 1997. The current members of the Compensation Committee are Messrs. Ford and Wyman. It is currently anticipated that the Board of Directors will designate a replacement for Mr. Ford following his resignation.

  The Board of Directors has an Audit Committee, which reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held five meetings during 1997. The current members of the Audit Committee are Messrs. Clark and Fisher.

  The Company has no nominating committee of the Board of Directors.

DIRECTOR COMPENSATION

  All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $500 for attendance at each meeting of the Board (other than telephonic meetings). Employee directors are not entitled to compensation in their capacities as directors.

 1996 Director Stock Option Plan

  The 1996 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options to purchase shares of Common Stock. A total of 150,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

  Each eligible director shall receive options to purchase 5,000 shares of Common Stock upon his or her initial election to the Board of Directors. In addition, annual options to purchase 5,000 shares of Common Stock shall also be granted to each eligible director on the date of each annual meeting of stockholders, provided that such director shall continue to serve as a director immediately after such annual meeting. All options granted under the Director Plan shall vest on the first anniversary of the date of grant and the exercise price of options granted under the Director Plan shall equal the closing price of the Common Stock on the date of grant on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

  In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

  Options to purchase 5,000 shares of Common Stock at an exercise price of $5.75 per share were granted under the Director Plan to each of Messrs. Bloom, Clark, Fisher, Ford, Schofield and Wyman on April 24, 1997, the date of the Company's 1997 Annual Meeting of Stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

 Summary Compensation

  The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the three years ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                     ANNUAL COMPENSATION               COMPENSATION
                              ------------------------------------ ---------------------
                                                                          AWARDS
                                                                   ---------------------
   NAME AND PRINCIPAL                               OTHER ANNUAL        SECURITIES           ALL OTHER
        POSITION         YEAR SALARY($)   BONUS($) COMPENSATION($) UNDERLYING OPTIONS(#) COMPENSATION($)(1)
   ------------------    ---- ---------   -------- --------------- --------------------- ------------------
William C. Stone........ 1997  250,000    150,000         --                  --               1,000
 Chairman of the Board
  and                    1996  225,028        --          --                  --               1,000
 Chief Executive Officer 1995  150,000     30,000         --                  --               1,000
David M. Stoner(2)...... 1997  165,433     75,000         --              250,000              1,000
 President and Chief
 Operating Officer
Marc W. Zimmerman(3).... 1997  281,736        --          --               25,000              1,000
 Senior Vice President,  1996  180,000        --       38,500(4)            9,000                --
 Strategic Sales         1995   64,846        --          --               31,000                --
Steven M.
 Helmbrecht(5).......... 1997  252,262        --          --               50,000              1,000
 Senior Vice President,
  Europe,                1996  175,934        --          --                7,000              1,000
 the Middle East and
  Africa                 1995  121,580        --          --                  --               1,000
David A. Varsano(6)..... 1997  172,500     50,000         --               22,000              1,000
 Senior Vice President   1996  155,000        --          --                  --                 --
 and Chief Technology
  Officer                1995   48,942     57,500         --               78,000                --
Shane A. Chalke(7)...... 1997  292,060        --          --                  --                 --
 Former Executive        1996  317,061(8)     --          --                  --                 --
 Vice President          1995  262,500        --          --              210,000                --

--------
(1) Represents the Company's contribution to the indicated person under its 401(k) savings plan.
(2) Mr. Stoner joined the Company as President and Chief Operating Officer in April 1997.
(3) Mr. Zimmerman joined the Company as a Senior Vice President in August 1995.
(4) Represents a reimbursable moving expense paid by the Company.
(5) Mr. Helmbrecht became an executive officer of the Company in March 1997.
(6) Mr. Varsano joined the Company as a Senior Vice President in September
    1995.
(7) Mr. Chalke served as Executive Vice President of the Company from March 1995 until October 1997.
(8) Represents a base salary of $200,000 and, in accordance with Mr. Chalke's employment agreement, additional compensation of $108,781 based upon a percentage of certain licensing fees and consulting fees collected by the Company during fiscal 1996 and attributable to Mr. Chalke's efforts.

 Option Grants

  The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1997 to each of the Named Executive Officers. The Company granted no stock appreciation rights during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                               REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                                INDIVIDUAL GRANTS                            OPTION TERM(1)
                       -------------------------------------------------------------------- -----------------
                                            PERCENT OF
                           NUMBER OF      TOTAL OPTIONS
                           SECURITIES       GRANTED TO
                       UNDERLYING OPTIONS  EMPLOYEES IN  EXERCISE PRICE PER
       NAME               GRANTED (#)     FISCAL YEAR(%)     SHARE($)(2)    EXPIRATION DATE  5%($)   10%($)
       ----            ------------------ -------------- ------------------ --------------- ------- ---------
William C. Stone.....           --              --                --                --          --        --
David M. Stoner......       250,000            16.4              5.75            4/6/07     904,036 2,291,005
Marc W. Zimmerman....         5,000             0.3              6.00           3/26/07      18,867    47,812
                             20,000             1.3            10.625          10/20/07     133,640   338,670
Steven M.
 Helmbrecht..........        25,000             1.6             6.375            5/1/06      87,868   216,423
                             25,000             1.6            10.625          10/20/07     167,050   423,338
David A. Varsano.....        22,000             1.4              6.00           3/26/07      83,014   210,374
Shane A. Chalke......           --              --                --                --          --        --

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

 Aggregated Option Exercises and Fiscal Year-End Option Value Table

  The following table summarizes certain information regarding stock options exercised during the year ended December 31, 1997 and the number and value of unexercised stock options held as of December 31, 1997 by each of the Named Executive Officers. No stock appreciation rights were exercised during fiscal 1997 by the Named Executive Officers or were outstanding at year end.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                          VALUE           FISCAL YEAR END             AT FISCAL YEAR END
                         SHARES ACQUIRED REALIZED               (#)                           ($)
       NAME              ON EXERCISE (#)  ($)(1)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
       ----              --------------- -------- ------------------------------- ---------------------------
William C. Stone........        --           --                --/--                        --/--
David M. Stoner.........        --           --                 0/250,000                    0/1,312,500
Marc W. Zimmerman.......        --           --            22,021/42,979               116,374/120,128
Steven M. Helmbrecht....     18,000       98,586           12,959/44,041               151,895/87,107
David A. Varsano........        --           --            43,875/56,125               263,250/314,750
Shane A. Chalke.........     30,000      210,063          114,375/13,125               800,625/91,875

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value based upon the last sales price per share ($11.00) of the Company's Common Stock on December 31, 1997, as reported on the Nasdaq National Market, less the exercise price.

 Employment Agreements

  In March 1996, the Company and Mr. Stone entered into an employment agreement providing for the employment of Mr. Stone as the President and Chairman of the Board of Directors of the Company. The employment agreement provides for a three-year term ending on March 28, 1999, after which time it renews automatically for additional one-year periods until terminated by the Company or Mr. Stone. The agreement provides for an annual base salary of $250,000 as well as annual incentive compensation in an amount determined by the Board of Directors or the Compensation Committee in their respective sole discretion. The agreement also contains a non-competition covenant pursuant to which Mr. Stone is prohibited from competing with the Company during his employment by the Company and for one year (if the employment agreement is not renewed by the Company after expiration of its initial three-year term) or two years (if Mr. Stone's employment is terminated for cause by the Company or voluntarily by Mr. Stone) thereafter. In April 1997, Mr. Stone resigned his position as President of the Company.

  In April 1997, the Company and Mr. Stoner entered into an employment agreement providing for the employment of Mr. Stoner as President and Chief Operating Officer. The employment agreement provides for an annual base salary of $225,000, as well as annual incentive compensation pursuant to the Company's Senior Officer Short-Term Incentive Plan. Mr. Stoner was also granted an option to purchase 250,000 shares of Common Stock at an exercise price of $5.75 per share, vesting annually over four years. If his employment is terminated by the Company without cause (as defined therein), Mr. Stoner will be entitled to receive continuing base salary and benefits for six months. In addition, pursuant to the terms of the employment agreement, Mr. Stoner was elected to the Board of Directors of the Company in April 1997.

 Termination of Employment Arrangements

  In connection with the termination of his employment with the Company, Mr. Chalke entered into a Resignation Agreement and Release, dated October 1, 1997, with the Company. Under this agreement, Mr. Chalke's salary and benefits ceased as of October 1, 1997. The agreement also provides that Mr. Chalke shall be retained as a consultant to the Company through October 1, 2001 and provide the Company with a minimum of 50 days of strategic consulting services during such period. In addition, the agreement provides that Mr. Chalke's options to purchase shares of Common Stock, granted March 31, 1995, shall continue to vest until March 31, 1998, at which time Mr. Chalke shall then have three months during which to exercise such options. See "Certain Transactions."

CERTAIN TRANSACTIONS

  On March 31, 1995, the Company entered into an Asset Purchase Agreement with Chalke Incorporated ("Chalke") and Shane A. Chalke, the Chairman, Chief Executive Officer, President, sole director and sole shareholder of Chalke, for the purchase by the Company of all the assets of Chalke for approximately $7,400,000 in cash, a $3,000,000 promissory note and the assumption of certain liabilities by the Company, plus the costs of effecting the acquisition. The face value of the promissory note included principal and simple interest accruing annually at 7.91% and the final installment was paid by the Company to Chalke on April 4, 1997. Mr. Chalke and William C. Stone, the Company's Chief Executive Officer, determined the purchase price of the Chalke assets in an arm's-length negotiation. In arriving at a purchase price, the Company considered comparable transactions within the industry and conducted its own analysis of Chalke, including a review of the financial condition of Chalke and the strategic value of Chalke to the Company. At the time of the Chalke acquisition, Mr. Chalke was unaffiliated with the Company. In connection with the Asset Purchase Agreement, the Company entered into an employment agreement with Mr. Chalke for a period of five years. On October 1, 1997, Mr. Chalke and the Company entered into a Resignation Agreement and Release. See "Compensation of Executive Officers--Termination of Employment Arrangements."

  From 1990 to 1996, the Company licensed its CAMRA and FILMS application software to Conning & Company, an indirect subsidiary of GALIC, pursuant to license, maintenance and professional services agreements. On January 27, 1996, the Company licensed its CAMRA and FILMS application software and certain other programs to GALIC, Conning Asset Management Company, a wholly owned subsidiary of GALIC, and other GALIC subsidiaries (collectively, the "GALIC Group") pursuant to a Software License Agreement. The Company was paid license and update fees of $1,110,000 in fiscal 1996 under the agreement. The License Agreement also provides for the payment of license and update fees in the amount of $210,000 per year for a period of four years beginning in January 1997. Such payments may increase during the term of the License Agreement due to the possibility of extraordinary licensing fees, sublicensing fees or licensing fees for other products and modules. The Company was paid license and update fees of approximately $210,000 in fiscal 1997 under the agreement. Under the License Agreement, the Company licensed to the GALIC Group rights to use the Company's source and object code for use in its asset management business and, in the case of Conning Asset Management Company, for outsourcing to customers in the insurance industry. As the GALIC Group is not restricted under the terms of the License Agreement from competing with the Company for business within the foregoing areas, there can be no assurance that the GALIC Group may not in the future compete with the Company in such areas.

  On December 31, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Shepro Braun Systems, Inc. ("SBS"), Securities Software Acquisition Corp., a wholly owned subsidiary of the Company, and Robert C. Shepro, Linda A. Shepro, Richard J. Moore, Mark L. Seaman and

Brian R. Shearer, pursuant to which the outstanding shares of capital stock of SBS were exchanged for an aggregate of 1,000,000 shares of Common Stock of the Company and SBS became a wholly owned subsidiary of the Company (the "Merger"). The shares of capital stock of SBS held by Robert C. Shepro were exchanged for 701,920 shares of the Company's Common Stock, and the shares of capital stock of SBS held by Linda A. Shepro were exchanged for 144,230 shares of the Company's Common Stock. Linda A. Shepro is the spouse of Robert C. Shepro. The Merger Agreement and the Merger were approved by the Board of Directors of the Company and the Board of Directors and stockholders of SBS. In arriving at a purchase price, the Company considered comparable transactions within the industry and conducted its own analysis of SBS, including a review of the financial condition of SBS and the strategic value of SBS to the Company. The terms of the Merger Agreement and the Merger were determined on the basis of arm's-length negotiations. Prior to the execution of the Merger Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with SBS or its affiliates.

  In connection with the Merger Agreement, the Company entered into a four-year employment agreement with Robert C. Shepro that provides for Mr. Shepro's service as a Senior Vice President of the Company at an annual base salary of $252,000, and a two-year employment agreement with Linda A. Shepro that provides for Ms. Shepro's service as a Director-level employee of the Company at an annual base salary of $190,000. Robert and Linda Shepro are each eligible to receive bonuses of up to $200,000 per year and, in January 1998, received options to purchase 250,000 and 75,000 shares of Common Stock, respectively, at an exercise price of $10.00 per share, the closing sale price of the Common Stock on the Nasdaq National Market on the date of grant.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

 Overview and Philosophy

  The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for establishing the compensation of, and compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering the Company's 1994 Stock Option Plan, 1998 Stock Incentive Plan and 1996 Employee Stock Purchase Plan. The Committee currently consists of Messrs. Ford and Wyman.

  The objectives of the Company's executive compensation program are to:

  . Attract and retain key executives critical to the long-term success of the Company;

  . Align the executive officers' interests with the interests of stockholders and the success of the Company; and

  .  Recognize and reward individual performance and responsibility.

 Compensation Program

  General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits, the 1996 Employee Stock Purchase Plan and the Company's 401(k) Profit Sharing Plan and Trust.

  For fiscal 1997, management of the Company recommended the executive compensation packages, subject to approval and oversight by the Committee.

  Base Compensation. William C. Stone and David M. Stoner, the Company's Chief Executive Officer and President, respectively, are parties to multi-year employment agreements with the Company that fixed each executive's annual base salary for fiscal 1997. See "Compensation of Executive Officers--Employment Agreements." Mr. Stone's employment agreement provides for an annual base salary of $250,000, subject to any increase as may be approved by the Board of Directors or the Committee and agreed to by Mr. Stone. The Committee believes that a $250,000 salary was comparable to salaries of chief executive officers of other software companies at the Company's stage of development and reflected the Committee's qualitative judgment of Mr. Stone's contributions to the Company and overall performance over the past several years. The employment agreement with Mr. Stoner provides for an annual base salary of $225,000.

  For fiscal 1997, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Committee. Base compensation was also determined in light of a particular individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  Short-Term Incentive Compensation. In March 1997, the Committee approved the Company's Senior Officer Short-Term Incentive Plan (the "Short-Term Plan"), which sets forth the criteria for awarding annual cash bonuses to the Company's executive officers beginning in fiscal 1997. The Short-Term Plan provides for an executive officer bonus pool equal to a percentage of the aggregate base compensation paid to the Company's executive officers, with the size of such percentage varying with the Company's earnings per share. The Short-Term Plan also provides the Committee with the authority to award discretionary bonuses. The Committee believes the Short-Term Plan aligns executive compensation with the success of the Company while enabling the Committee to award bonuses for outstanding individual achievement. During fiscal 1997, the Company's earnings per share were in line with planned earnings per share, and the Company awarded Mr. Stone and all executive officers (other than Mr. Stone), as a group, bonuses under the Short-Term Plan of $150,000 and $186,667, respectively. Although Mr. Stone's bonus was based in part on the Company's earnings performance, the Committee recognized Mr. Stone's efforts in recruiting talented individuals, including Mr. Stoner, as well as his strategic efforts in the area of mergers and acquisitions.

  Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During fiscal 1997, the Company granted options to purchase an aggregate of 352,000 shares of Common Stock to executive officers of the Company, including an option to purchase 250,000 shares of Common Stock granted to Mr. Stoner in connection with his commencement of employment as President of the Company. As Mr. Stone owns approximately 33% of the Company's outstanding Common Stock, the Board of Directors did not grant any options to Mr. Stone during fiscal 1997.

  Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million dollars paid to its Chief Executive Officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Committee considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Committee determined not to recommend to the Company's Board of Directors that the Short-Term Plan be submitted to the Company's stockholders for their approval. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          William E. Ford
                                          William W. Wyman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Compensation Committee are Messrs. Ford and Wyman. Mr. Clark served as a member of the Compensation Committee until April 24, 1997. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director, or member of the Compensation Committee, of the Company.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from May 31, 1996 through December 31, 1997 with the cumulative total return on (i) Standard and Poor's S&P 500 Composite Index and (ii) Nasdaq's Computer and Data Processing Index. The comparison assumes the investment of $100 on May 31, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to May 30, 1996, the Company's Common Stock was not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             [GRAPH APPEARS HERE]

              5/31/96 6/28/96 9/30/96 12/31/96 3/31/97 6/30/97 9/30/97 12/31/97
              ------- ------- ------- -------- ------- ------- ------- --------
                                          (DOLLARS)
SS&C.........   100    77.22   51.27    32.28   31.01   31.01   50.95    55.70
S&P Index....   100   100.38  103.48   112.11  115.12  135.21  145.34   149.51
Nasdaq
 Index.......   100    96.34   98.25   102.17   94.83  121.61  130.66   125.51

             PROPOSAL 2--APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

  On March 19, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, the 1998 Stock Incentive Plan (the "1998 Plan"). Up to 1,500,000 shares of the Company's Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1998 Plan.

  The 1998 Plan is intended to replace the Company's 1994 Stock Option Plan (the "1994 Plan"). As of March 19, 1998, options to purchase an aggregate of 1,963,637 shares of Common Stock were outstanding under the 1994 Plan. Upon the approval by the stockholders of the 1998 Plan, no additional option grants may be made under the 1994 Plan. However, all then outstanding options under the 1994 Plan will remain in effect.

  The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES APPROVAL OF THE 1998 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1998 PLAN

  The following is a brief summary of the material provisions of the 1998
Plan.

 Description of Awards

  The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 750,000 shares per calendar year.

  As of March 19, 1998, approximately 320 persons were eligible to receive Awards under the 1998 Plan, including the Company's seven executive officers and six non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On March 19, 1998, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $17.75.

 Administration

  The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors has delegated to the Chief Executive Officer and the President the authority to grant Awards under the 1998 Plan, provided that the maximum number of shares subject to Awards granted during any calendar year to any one recipient by such executive officers shall not exceed 750,000 shares.

  The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1998 Plan), each outstanding option or other Award shall be assumed or an equivalent option or award substituted by the successor corporation or shall be deemed to be fully exercisable or free from restrictions, as the case may be, prior to consummation of the Acquisition Event. In the event that an option or other Award is assumed or substituted by the successor corporation, such option or award shall become immediately exercisable or vested in full if, on or prior to the first anniversary of the Acquisition Event, the recipient terminates his or her employment for Good Reason (as defined in the 1998 Plan) or is terminated without Cause (as defined in the 1998 Plan).

 Amendment or Termination

  No Award may be made under the 1998 Plan after March 18, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Restricted Stock Awards

  A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

 Other Stock-Based Awards

  The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 Tax Consequences to the Company

  The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Coopers & Lybrand L.L.P. as independent public accountants of the Company for the year ending December 31, 1998, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the matter. A representative of Coopers & Lybrand L.L.P., which served as the Company's independent public accountants for the year ended December 31, 1997, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Corporate Place, 705 Bloomfield Avenue, Bloomfield, Connecticut 06002, no later than December 8, 1998 in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 1997 the Reporting Persons complied with all Section 16(a) filing requirements.

  Jonathan M. Schofield, a member of the Board of Directors of the Company, reported purchases of (i) 1,300 shares which occurred on July 25, 1997, and
(ii) 1,000 shares which occurred on October 28, 1997 on a Form 4 filed on February 20, 1998.

  David M. Stoner, President and Chief Operating Officer and a member of the Board of Directors of the Company, reported a purchase of 25,000 shares of Common Stock which occurred on May 1, 1997 on a Form 4 filed on December 29, 1997.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          /s/ William C. Stone

                                          William C. Stone, Secretary

April 7, 1998

                                                                      APPENDIX A

                            SS&C TECHNOLOGIES, INC.

                           1998 STOCK INCENTIVE PLAN
                           -------------------------

1.   Purpose
     -------

     The purpose of this 1998 Stock Incentive Plan (the "Plan") of SS&C Technologies, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of SS&C Technologies, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility
     -----------

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   Administration, Delegation
     --------------------------

     (a) Administration by Board of Directors.  The Plan will be administered by
         ------------------------------------
the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers.  To the extent permitted by
         --------------------------------
applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to

Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees.  To the extent permitted by applicable law,
         -------------------------
the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards
     --------------------------

     (a) Number of Shares.  Subject to adjustment under Section 4(c), Awards may
         ----------------
be made under the Plan for up to 1,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit.  Subject to adjustment under Section 4(c), the
         ---------------------
maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 750,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock.  In the event of any stock split, stock
         --------------------------
dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution)
is necessary and appropriate.   If this Section 4(c) applies and Section 8(e)(1)
also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   Stock Options
     -------------

     (a) General.  The Board may grant options to purchase Common Stock (each,
         -------
an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     (b) Incentive Stock Options.  An Option that the Board intends to be an
         -----------------------
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price.  The Board shall establish the exercise price at the
         --------------
time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options.  Each Option shall be exercisable at such times
         -------------------
and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option.  Options may be exercised only by delivery to the
         ------------------
Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an
         ----------------------
Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option Agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (iii) by payment of such other lawful consideration as the Board may determine; or

          (4) by any combination of the above permitted forms of payment.

6.   Restricted Stock
     ----------------

     (a) Grants.  The Board may grant Awards entitling recipients to acquire
         ------
shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions.  The Board shall determine the terms and
         --------------------
conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards
     ------------------------

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   General Provisions Applicable to Awards
     ---------------------------------------

     (a) Transferability of Awards.  Except as the Board may otherwise determine
         -------------------------
or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation.  Each Award under the Plan shall be evidenced by a
         -------------
written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion.  Except as otherwise provided by the Plan, each type
         ----------------
of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status.  The Board shall determine the effect on an
         ---------------------
Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e)  Acquisition Events
          ------------------

          (1) Consequences of Acquisition Events.   Upon the occurrence of an
              -----------------------------------
Acquisition Event (as defined below), each outstanding Option or Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code, unless the successor corporation refuses to assume or substitute for the Option or Award, in which case (i) the Participant shall have the right to exercise the Option in full, including with respect to shares of Common Stock as to which it would not otherwise be exercisable, (ii) all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (iii) any other stock-based Awards outstanding shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event. If an Option or Award is exercisable in lieu of assumption or substitution in the event of an Acquisition Event, the Board shall notify the Participant in writing or electronically that the Option or Award shall be fully exercisable for a period of not less than forty-five

(45) days from the date of such notice, and the Option or Award shall terminate upon the expiration of such period.

     Each Option or other Award assumed or substituted pursuant to the immediately preceding paragraph shall include a provision to the effect that such Option or Award shall become immediately exercisable (or vested) in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean any significant diminution in the optionee's title, authority, or responsibilities from and after such Acquisition Event or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event. "Cause" shall mean any willful misconduct by the Participant which affects the business reputation of the Company or willful failure by the Participant to perform his or her material responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company). The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

          (2) Assumption of Options Upon Certain Events.  The Board may grant
              ------------------------------------------
Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding.  Each Participant shall pay to the Company, or make
         -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The

Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Award.  The Board may amend, modify or terminate any
         ------------------
outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock.  The Company will not be obligated to
         -------------------------------
deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) Acceleration.  The Board may at any time provide that any Options shall
         ------------
become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous
     -------------

     (a) No Right To Employment or Other Status.  No person shall have any claim
         --------------------------------------
or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder.  Subject to the provisions of the applicable
         ------------------------
Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan.  The Plan shall become effective on
         -------------------------------
the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan
         -----------------
or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) Stockholder Approval.  For purposes of this Plan, stockholder approval
         --------------------
shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) Governing Law.  The provisions of the Plan and all Awards made
         -------------
hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                      APPENDIX B

                            SS&C TECHNOLOGIES, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1998

                     THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                  AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) William C. Stone, David M. Stoner and John
A. Burgess, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SS&C TECHNOLOGIES, INC. (the "Company") to be held on Thursday, April 30, 1998 at 10:00 a.m. at Wampanoag Country Club, 60 Wampanoag Drive, West Hartford, Connecticut, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[x] Please mark your votes as in this example using dark ink only.

1. To elect the following nominees for Class II Director to serve for the ensuing three years (except as marked below):

Nominees: Joseph H. Fisher                    Stephen P. Reynolds

          [_]  FOR                            [_]  WITHHOLD

               both nominees
          (except as marked below)

     (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominee.)

                  ------------------------------------------

2.   To approve the Company's 1998 Stock Incentive Plan.

     [_] FOR          [_] AGAINST           [_] ABSTAIN

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

     [_] FOR          [_] AGAINST           [_] ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2 AND 3.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSALS 2 AND 3 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE              MARK HERE IF
FOR ADDRESS    [_]     YOU PLAN TO     [_]
CHANGE AND             ATTEND THE
NOTE AT LEFT           MEETING

                                       Dated: ______________________, 1998



                                       ___________________________________
                                                     Signature


                                       ___________________________________
                                             Signature if held jointly


                                       NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                                       HEREON. WHEN SHARES ARE HELD BY JOINT
                                       OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS
                                       ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                       TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                       TITLE AS SUCH. IF A CORPORATION, PLEASE
                                       SIGN IN FULL CORPORATE NAME BY AUTHORIZED
                                       OFFICER, GIVING FULL TITLE. IF A
                                       PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                       NAME BY AUTHORIZED PERSON, GIVING FULL
                                       TITLE.